                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          Plasti-Line, Incorportated
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

[PLASTI-LINE, INC. LETTERHEAD]


Dear Stockholder:                                              March 11, 1997

I am pleased to invite you to Plasti-Line's 1997 annual stockholders meeting. The meeting will be held at the corporate headquarters, 623 E. Emory Road, Knoxville, Tennessee on Tuesday, April 8, 1997 at 11:00 a.m., Eastern Daylight Time.

In addition to these agenda items mentioned in the attached notice and proxy statement, we will be giving you a report on our progress in 1996, which was another excellent year for Plasti-Line. For 1996, sales were $131 million, up $28 million or 27%, from the prior year. This increase represents the second consecutive year of greater than 25% sales growth. In addition, our earnings more than doubled from the prior year level to $.83 per share. Our balance sheet position improved dramatically with a $7 million, or 22% reduction in our net working capital despite the growth in our business.

This year's meeting will be our first chance to introduce the newest member of our management team, F. Joseph Brang, our new Vice-President of Operations. Joe brings many years of progressive manufacturing experience to our Company, and we are confident that his contributions will continue to improve our manufacturing and technical expertise.

I hope that you will attend the annual meeting in Knoxville, Tennessee. If you cannot attend in person, please return the proxy card as soon as possible to ensure that your shares are represented at the annual meeting. If your plans change and you are able to attend the meeting in Knoxville, you may choose to withdraw your proxy and vote in person.

On behalf of the Board of Directors and Employees of Plasti-Line, Inc., let me express our appreciation for your continued support and confidence.

Sincerely,

James R. Martin
Chairman and Chief Executive Officer

[PLASTI-LINE, INC. LETTERHEAD]


 P. O. Box 59043
 Knoxville, Tennessee 37950-9043
 (615) 938-1511

                            NOTICE OF ANNUAL MEETING
                                 OF STOCKHOLDERS
                                  TO BE HELD ON
                                  APRIL 8, 1997

To the Stockholders of
Plasti-Line, Inc.:

The Annual Meeting of the Stockholders of Plasti-Line, Inc. (the "Company") will be held at the principal executive offices of Plasti-Line, Inc., 623 E. Emory Road, Knoxville, Tennessee 37950-9043, on Tuesday, April 8, 1997 at 11 a.m., local time, for the following purposes:

          1.   To elect directors to a one year term;
          2. To consider and vote upon a proposal to amend the Plasti-Line, Inc. 1991 Stock Incentive Program; and
          3.   To transact any other business as may come before the Annual
               Meeting.

Only stockholders of record at the close of business on March 10, 1997, will be entitled to notice of and to vote at the Annual Meeting and at any adjournment of the Annual Meeting. The stock transfer books will not be closed. A complete list of the stockholders entitled to vote at the meeting will be available for inspection by shareholders at the offices of the Company immediately prior to the meeting.
                                           By Order of the Board of Directors

March 18, 1996                             Mark J. Deuschle
Knoxville, Tennessee                       Vice President of Finance/Secretary

TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY APPOINTMENT AND VOTE IN PERSON.

                                PLASTI-LINE, INC.
                                 P. O. BOX 59043
                         KNOXVILLE, TENNESSEE 37950-9043

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                                  APRIL 8, 1997


GENERAL INFORMATION

Your proxy is being solicited by the Board of Directors of Plasti-Line, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the principal executive offices of Plasti-Line, Inc. 623
E. Emory Road, Knoxville, Tennessee 37950-9043, on Tuesday, April 8, 1997, at 11 a.m., local time and at any reconvened meeting following adjournment thereof. A stockholder who submits a proxy pursuant to this solicitation may revoke it at any time before it is voted. A proxy may be revoked (i) by the delivery of a letter to the Secretary of the Company at the Company's address set forth above,
(ii) by a subsequent proxy executed by the person executing the prior proxy and presented at the Annual Meeting prior to commencement of voting on any matter, or (iii) by attending the Annual Meeting and voting in person. The approximate date of the mailing of this proxy material to stockholders is March 11, 1997.

At the close of business on March 10, 1997, the record date for the Annual Meeting (the "Record Date"), the Company had issued and outstanding 3,805,414 shares of common stock, $.001 par value per share. Only holders of Common Stock of record on the Record Date are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. Stockholders are not entitled to cumulate votes in electing directors. Each share of Common Stock is entitled to one vote. A quorum for the purposes of the annual meeting shall consist of the holders, present in person or represented by a proxy, of a majority of the shares of Common Stock issued and outstanding and entitled to vote.

ITEM 1:  ELECTION OF DIRECTORS

The election of the nominees for director listed below requires a plurality of the votes cast at the Annual Meeting, provided that a quorum is present. With respect to the election of directors, withholding authority to vote with respect to one or more nominees and broker non-votes will have no effect on the outcome of the election, although such shares would be counted as present for purposes of determining the existence of a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner votes with respect to at least one proposal but does not vote on other proposals because the nominee does not have discretionary voting power with respect to such other proposal(s) and has not received voting instructions from the beneficial owner.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF ALL OF THE NOMINEES. PROXIES RECEIVED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

NOMINEES

At the Annual Meeting, the stockholders are being asked to vote on the election of eight directors to hold office until the 1998 Annual Meeting of Stockholders and until their successors are duly elected and qualified. The following table lists the Company's nominees for election as directors and shows certain information concerning each nominee. All of the nominees for director of the Company were elected at the 1996 Annual Meeting of Stockholders.

         DIRECTOR NAME                              AGE          DIRECTOR SINCE
         -------------                              ---          --------------

         Howard L. Clark, Jr.                        53                1993
         James G. Hanes, III                         53                1980
         James A. Haslam, III                        43                1991
         Donald F. Johnstone                         66                1995
         James R. Martin                             53                1980
         J. Hoyle Rymer                              52                1987
         James F. Smith, Jr.                         67                1983
         H. Mitchell Watson, Jr.                     59                1994

The following is a summary of the principal business associations of the Company's nominees for director.

HOWARD L. CLARK, JR. has been the Vice Chairman of Lehman Brothers, Inc. since January 1993. From January 1990 to January 1993, he was Chairman and Chief Executive Officer of Shearson Lehman Brothers Holdings, Inc. He was Executive Vice President and Chief Financial Officer of American Express Company from September 1985 to January 1990. Mr. Clark also serves as a director of Lehman Brothers, Inc., Fund American Enterprises Holdings, Inc., Maytag Corporation, and Walter Industries, Inc.

JAMES G. HANES, III, is a private investor.

JAMES A. HASLAM, III, has been the Chief Executive Officer and Chief Operating Officer of Pilot Corporation since July 1996. He has been employed in various capacities by Pilot Corporation for over 15 years. Pilot, founded in 1958 by James A. Haslam, II, is a national chain of 140 convenience stores and "Travel Centers" located in 34 states, operated from its headquarters in Knoxville, Tennessee. Mr. Haslam also served as a director of First American National Bank of Knoxville from 1985 to January 1996. He presently serves as a director of First Tennessee National Corporation.

DONALD F. JOHNSTONE has been the President and Chief Executive Officer of Whittle Communications L.P., a media-placed advertising and communications company since March 1994. Prior to this position, for eleven years, he was President and Chief Executive Officer of Philips Consumer Electronics Company, a manufacturer and marketer of consumer electronics products. Mr. Johnstone also served in sales and marketing capacities and as a division general manager for General Electric.

JAMES R. MARTIN has been the Chairman of the Board and Chief Executive Officer of the Company since June 1992. He was President of the Company from 1980 to June 1992 and has been the Company's principal stockholder since 1980. He is a director of First American Corporation, a bank holding company in Nashville, Tennessee.

J. HOYLE RYMER is a director of Dorsey Trailers, Inc. Mr. Rymer is also a director of First American Bank of Cleveland, a wholly-owned subsidiary of First American Corporation. Since July 1989, he has been the President of JHR Co., an investment company. For the previous five years, until his retirement in October 1988, he was President of Magic Chef Co., a division of Maytag Corporation.

JAMES F. SMITH, JR. is a director of First American Corporation. In this capacity, he also serves as Chairman of the Development and Executive Committees and as a Member of the Asset Policy Committee. From 1991 through 1994, Mr. Smith served as Chairman of the Board of First American Corporation and First American National Bank. From February 1991 until November 1991, Mr. Smith also served as President and Chief Executive Officer of First American Corporation and First American National Bank. Mr. Smith also serves as a director of Pilot Corporation and Computational Systems, Inc.

H. MITCHELL WATSON, JR. has been the President of Sigma Group of America, a consulting company, since June 1992. From 1989 to June 1992, Mr. Watson was President and Chief Executive Officer of Rolm Co., a joint venture between International Business Machines, Inc. and Siemen's AG. Mr. Watson is a retired Vice-President of International Business Machines, Inc. Mr. Watson also serves as a director of Praxair Inc. and Caliber Systems, Inc.

DIRECTORS' MEETINGS AND COMPENSATION

During the fiscal year ended December 29, 1996 ("fiscal 1996"), the Company's Board of Directors met four times, the Audit Committee met twice, the Compensation Committee met five times, the Executive Committee met four times, and the Nominating Committee did not meet. Each of the incumbent directors attended at least 75% of the aggregate number of all meetings of the Board and the committees on which he served, with the exception of Mr. Haslam who attended 60%.

The Executive Committee has the power to act during intervals between meetings of the Board on all matters permitted to be delegated to an executive committee by Tennessee law. The Executive Committee also advises the Board on, and monitors, the strategic business and financial planning of the Company. The Executive Committee consists of Mr. Smith (Chairman), Mr. Haslam, Mr. Martin, and Mr. Watson.

The Audit Committee reviews the Company's internal accounting and financial controls and the selection of the Company's independent accountants. It also reviews with the independent accountants the scope and results of the annual audit and the Company's reporting systems and practices and makes recommendations to the Board of Directors with respect to any or all of the foregoing. The Audit Committee consists of Mr. Johnstone (Chairman), Mr. Hanes, Mr. Haslam, and Mr. Smith.

The Compensation Committee reviews and recommends to the Board of Directors the remuneration (including salary, bonus and other benefits) to be paid or made available to officers and key employees of the Company and reviews benefit programs available to all company employees. The Compensation Committee consists of Mr. Clark (Chairman), Mr. Johnstone, Mr. Rymer, and Mr. Watson.

The Nominating Committee reviews and recommends to the Board of Directors candidates to join the Board when vacancies exist. The Nominating Committee does not accept recommendations of nominees for the Board of Directors from stockholders. The Nominating Committee consists of Mr. Rymer (Chairman), Mr. Martin, and Mr. Smith.

In fiscal 1996, the Chairman of the Executive Committee earned $22,000, the Chairman of the Audit Committee earned $17,000, and the Chairman of the Compensation Committee and the Chairman of the Nominating Committee each earned $16,000 respectively, for serving as directors and in such capacities. Mr. Haslam and Mr. Watson earned $16,000 and $15,000 respectively, for serving as directors and for serving on the Executive Committee (compensated $1,000 per Executive Committee meeting attended). Mr. Hanes earned $12,000 for his service as a director. Pursuant to the 1995 Plasti-Line, Inc. Equity Compensation Plan for Non-Employee Directors, each non-employee director received fifty percent of the value of his compensation as a director of the Company in the form of stock awards instead of cash. During 1996, pursuant to the Company's 1991 Stock Incentive Program, each non-employee director was awarded nonqualified, immediately exercisable stock options to purchase 500 common shares at an exercise price of $8.25 per share.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Under the federal securities laws, the Company's directors, its executive officers, and any persons holding more than ten percent of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission (the "Commission"). Specific due dates for these reports have been established, and the Company is required to disclose in this proxy statement any failure to file by these dates. During the fiscal year ended December 29, 1996, all Section 16(a) filing requirements applicable to directors, executive officers and greater than ten percent beneficial owners were complied with by such persons. In making this disclosure, the Company has relied solely on written representations of its directors, executive officers and its ten percent holders and copies of the reports that they have filed with the Commission.

EXECUTIVE COMPENSATION

The following is the Summary Compensation Table for compensation earned during the 1994, 1995 and 1996 fiscal years by the Chief Executive Officer and all executive officers of the Company whose total annual salary and bonus in connection with the Company's 1996 fiscal year were in excess of $100,000 (for the purposes of this and the following tables and discussion concerning executive compensation, such officers shall be referred to as the "Named Executive Officers.")

                           SUMMARY COMPENSATION TABLE

                                   ANNUAL COMPENSATION         LONG-TERM COMPENSATION
                                   -------------------         ----------------------


                                                                 RESTRICTED SECURITIES
                                                   OTHER ANNUAL    STOCK    UNDERLYING   ALL OTHER
   NAME AND PRINCIPAL            SALARY    BONUS   COMPENSATION  AWARDED   OPTIONS/SARS COMPENSATION
        POSITION          YEAR    ($)        ($)       ($)(1)     ($) (2)      (#)         ($) (3)
        --------          ----    ---        ---       ------     -------      ---         -------

James R. Martin          1996    250,000   150,000         -             -            -        3,667
Chairman and Chief       1995    250,000    25,000         -             -            -        4,750
Executive Officer        1994    250,000         -         -             -            -        2,249

John  D. Burke           1996    175,000    69,825         -        23,745            -        1,417
Exec. Vice-President-    1995(4)  40,609         -         -       684,655            -            -
Marketing                1994          -         -         -             -            -            -

Mark J. Deuschle         1996    103,750    36,540         -        58,745        4,000        2,604
Vice-President -
Finance                  1995     98,542    10,000         -             -        2,500        2,899
Chief Financial Officer  1994     94,061         -         -             -        3,000        1,113
Secretary/Treasurer

C. Wayne Morris (5)      1996    165,769         -         -             -            -            -
Sr. Vice-President -     1995    156,000    22,000         -             -        2,000        4,750
Marketing                1994    153,666         -         -             -            -        2,249

Kathryn Coleman Wood     1996     90,000    25,875         -        23,498        3,000        2,260
Vice-President -  Human  1995     85,000     7,000         -             -            -        1,819
Resources                1994(6)  31,313         -         -        11,498        5,000          586




(1) Except as otherwise noted, for 1996, 1995, and 1994 no amounts of "Other Annual Compensation" were paid to Named Executive Officers except for perquisites and other personal benefits, securities or properties which, for each Named Executive Officer during any year, did not exceed the lesser of $50,000 or 10% of the total salary and bonus for the individual officer.

(2) The value of the restricted stock awards was determined by multiplying the closing price of the Company's Common Stock on the date of grant by the number of shares awarded net of any consideration paid by the Named Executive Officer for such shares. The number and aggregate value of restricted stock holdings of the Named Executive Officers (excluding Mr. Martin who holds no restricted stock) at December 29, 1996, are: for Mr. Burke, 100,000 shares with an aggregate value of $1,075,000; for Mr. Deuschle, 14,000 shares with an aggregate value of $150,500; for Ms. Wood, 10,100 shares with an aggregate value of $108,575. Dividends, if paid on the Company's Common Stock, will be paid on the restricted stock reported in this column.

(3) Amounts of "All Other Compensation" reflect the Company's matching contributions pursuant to Plasti-Line's 401(k) savings plan and the Company's contribution for the Named Executive Officers into the Company's Profit Sharing Plan as follows:

                                           401(K)                      PROFIT SHARING
                                           ------                      --------------
                                  1996       1995       1994       1996       1995       1994
                                  ----       ----       ----       ----       ----       ----
     Mr. Martin                  2,250      2,250      2,249      1,417      2,500          -
     Mr. Burke                       -          -          -      1,417          -          -
     Mr. Deuschle                1,531      1,232      1,113      1,073      1,667          -
     Mr. Morris                      -      2,250      2,249          -      2,500          -
     Ms. Wood                    1,455      1,290        586        805        529          -

(4) Mr. Burke was first employed as an executive officer as of October 9, 1995, at an annual salary of $175,000.

(5) Mr. Morris left the Company on July 12, 1996. He continues to be compensated pursuant to a consulting agreement.

(6) Ms. Wood was first employed as an executive officer as of August 29, 1994, at an annual salary of $85,000.

                        OPTION GRANTS IN LAST FISCAL YEAR

Shown below is further information on grants of stock options pursuant to the Company's 1991 Stock Incentive Plan during the fiscal year ended December 29, 1996, to the Named Executive Officers. Such grants are reflected in the Summary Compensation Table on page 6.

                                       INDIVIDUAL GRANTS
                        ------------------------------------------------
                                      PERCENT OF                           POTENTIAL REALIZABLE
                            (1)          TOTAL                               VALUE AT ASSUMED
                         NUMBER OF      OPTIONS                              ANNUAL RATES OF
                         SECURITIES   GRANTED TO    EXERCISE                STOCK APPRECIATION
                         UNDERLYING    EMPLOYEES    OR BASE                         (2)
                          OPTIONS      IN FISCAL     PRICE     EXPIRATION    -----------------
         NAME           GRANTED (#)      YEAR      ($/SHARE)      DATE          5%          10%
------------------------------------------------------------------------------------------------
Mark J. Deuschle:          2,000         5.5%         8.25      4/16/2001    $ 4,559    $ 10,073
                           2,000         5.5%         9.50      7/16/2001      5,249      11,600

Kathryn Coleman Wood:      2,000         5.5%         8.25      4/16/2001      4,559      10,073
                           1,000         2.7%         9.50      7/16/2001      2,625       5,800

(1) See "Key Employee Plan" on page 17 for description of the terms of these options.
(2) Calculation based on stock option exercise price over the exercise period of the option assuming normal annual compounding. The columns present estimates of potential values based on certain mathematical assumptions. The actual value, if any, that an executive officer may realize is dependent upon the market price on the date of option exercise.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                     AND OPTION VALUES AT DECEMBER 29, 1996

Shown below is information with respect to the unexercised options to purchase the Company's Common Stock in fiscal 1996 and prior years under the 1991 Stock Incentive Program granted to the Named Executive Officers and held by them as of December 29, 1996.

                                                               NUMBER OF
                                                              SECURITIES            VALUE OF
                                                              UNDERLYING          UNEXERCISED
                                                              UNEXERCISED         IN-THE-MONEY
                                                            OPTIONS/SARS AT     OPTIONS/SARS AT
                                                                FY-END               FY-END
                               SHARES
                              ACQUIRED        VALUE                               EXERCISABLE/
           NAME                  ON          REALIZED         EXERCISABLE/        UNEXERCISABLE
                             EXERCISE (#)       ($)         UNEXERCISABLE (#)          ($)
-----------------------------------------------------------------------------------------------
James R. Martin                   -             -           25,000 / -         268,750 / -
John D. Burke                     -             -                - / -               - / -
Mark J. Deuschle                2,000         6,000          5,875 / 8,625      63,156 / 92,719
C. Wayne Morris                   500         1,000              - / -               - / -
Kathryn Coleman Wood              -             -            2,500 / 5,500      26,875 / 59,125

COMPENSATION COMMITTEE REPORT

As members of the Compensation Committee (the "Committee"), it is our duty to administer the Company's various incentive plans, including its stock incentive plan and its annual incentive plans. In addition, we review compensation levels of members of management, evaluate the performance of management, and consider management succession and related matters. The Committee reviews with the Board in detail all aspects of compensation for the Company's executive officers.

The compensation policy of the Company, which is endorsed by the Committee, is that a substantial portion of the annual compensation of each executive officer relates to, and must be contingent upon, the performance of the Company, as well as the individual contribution of each executive officer. The Committee believes that by emphasizing performance based compensation it will encourage the Company's management to act in concert with the interests of the Company's stockholders. As a result, much of an executive officer's compensation is "at risk" in the form of annual incentive compensation which, at maximum levels, ranges from 56.3% to 112.5% of an executive officer's annual cash salary. The Committee also seeks to align the interests of the Company's executive officers with the interests of its stockholders by making grants under the Company's 1991 Stock Incentive Program (the "1991 Program"). The Committee has not yet adopted a policy responding to Section 162 of the Internal Revenue Code, which disallows the deduction of certain annual compensation in excess of $1,000,000 paid to certain executive officers of the Company, since no executive officers are expected to have compensation which exceeds the applicable cap in fiscal 1997.

The Company, through the actions of the Committee, granted three types of compensation to the Company's officers during fiscal year 1996: (i) base salary,
(ii) long term benefits in the form of grants of options under the 1991 Program, and (iii) various other benefits, for example, medical expenses. In addition, the Committee authorized the payment of annual incentive compensation to the Company's executive officers if the Company met certain specified levels of performance.

In setting the base annual salaries of the officers of the Company in 1996 and prior years, the Committee, with the assistance of the Company's Chief Executive Officer as to all officers other than himself, considers the following factors:
The Committee's review of the overall performance of the Company, the officers' salary in prior year(s), the officers' level of responsibility, the officers' level of performance, and the Committee's perception of the level of compensation paid by other similarly situated companies. The Committee's review of the foregoing factors was subjective and the Committee assigned no fixed value or weight to any of the factors when making its decisions regarding base salary.

The Committee then reviews and sets each officer's salary at a level that both reflects the Committee's desire that a substantial portion of each officer's compensation be "at risk" in the form of an annual incentive tied to performance, and its evaluation of the other factors set forth in this paragraph.

At the beginning of 1996, the Committee reviewed and continued the annual base salary of the Company's Chief Executive Officer, Mr. Martin, at $250,000 based upon the factors set forth above.

In addition to base salary, the Company, under the Committee's direction, awards its executive officers annual incentives pursuant to incentive plans adopted each year. The Company's 1996 annual incentive plan was based upon the attainment of goals set by the Committee with the assistance of Mr. Martin relating to (i) the Company's return on net assets (the "RONA"), (ii) the Company's average salaried employee turnover (the "Turnover"), (iii) the Company's responsiveness to customers ("Customer Service Percentage"), and (iv) personalized objectives for each eligible officer/employee of the Company based on each participant's level of responsibility, prior experience, and other individualized factors (the "personal objectives"). Each participating executive officer was to be awarded a percentage of his or her base salary ranging from 25% to 50% based on his or her level of responsibility (Mr. Martin was the only officer at the 50% level) multiplied by a percentage based upon a comparison of the goals set by the Committee to the Company's actual RONA, Turnover, and Customer Service Percentage and the officer's actual level of performance. In connection with the 1996 fiscal year, Mr. Martin could have earned a maximum of 112.5% of his base salary as an annual incentive payment. Irrespective of whether an executive officer met his or her personal objectives or whether the Company met the goals set for Turnover or the Customer Service Percentage, attainment of a certain percentage of the RONA goal by the Company was a threshold requirement before any annual incentive payments could be earned. The Company met the required threshold percentage of its RONA goal in 1996 but missed the Turnover and Customer Service Percentage targets. Based upon the RONA and achievement of personal objectives, Mr. Martin's incentive compensation equaled 60% of his annual base salary.

The Committee also provides long-term compensation to the Company's executive officers (including the Named Executive Officers) pursuant to the Company's 1991 Program. The Committee chose to award the Company's executive officers stock options under the 1991 Program in 1996 based upon the Committee's consideration of the executive officers' responsibilities and relative positions in the Company, the individual performance of the executive officers, and the Committee's review of the overall performance of the Company. The Committee's review of the foregoing factors was subjective and the Committee assigned no fixed value or weight to any of the factors when making its decisions regarding grants under the 1991 Program.

The Company also provides compensation to its executive officers in the form of certain other benefit plans. The executive officers' and Mr. Martin's participation in these plans are unaffected by the economic performance of the Company. In 1996, these plans included medical benefit plans open to all of the Company's employees and certain other plans described briefly below.

The Company maintains a 401(k) Pre-Tax Savings Plan (the "Savings Plan") for salaried employees. Under the Savings Plan, each participant may elect to defer from one to twelve percent of their annual compensation, which amount is then credited to the participant's individual account. In addition, out of its current or accumulated net income, the Company must make an annual matching contribution to the account of each participant who is an employee of the Company as of the end of each calendar year. This matching contribution is equal to one-quarter of the first six percent of the compensation deferred by each participant. Company matching contributions and any earnings thereon vest after four years of service.

The Company's Profit Sharing Plan (the "Profit Sharing Plan") is available to all salaried employees of the Company who have completed one year of service during which they have worked one thousand hours. The Company must make annual contributions to the Profit Sharing Plan out of its current or accumulated net income in an amount set by the Board, which amount may not be less than three percent of the Company's net income for the calendar year with respect to which the contribution is being made. The Company's annual plan contribution may not exceed either the maximum amount which is deductible for federal income tax purposes or the maximum allowable plan contribution under the Internal Revenue Code of 1986. The Company's annual contributions are allocated to participant's accounts under a formula based on compensation. Each participant's allocated amount under the Profit Sharing Plan becomes one hundred percent vested after four years of service.

In 1997, the Company will discontinue contributions to the Profit Sharing Plan. Concurrent with this action, the Company's matching contribution under its Savings Plan will be increased to equal one-half of the first six percent of the compensation deferred by each participant in the Savings Plan.

The Company also provides a supplemental medical plan for certain executive officers, including Mr. Martin, that pays each of them up to $3,000 annually for medical expenses not covered by the Company's other medical insurance plans.

No member of the Committee is a former or current officer or employee of the Company or any of its subsidiaries.

Compensation Committee:

Howard L. Clark, Jr.       Donald F. Johnstone
J. Hoyle Rymer             H. Mitchell Watson

      COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN FOR PLASTI-LINE, INC.

Assumes $100 invested on December 31, 1991, in Plasti-Line, Inc. Common Stock, NASDAQ Stock Market (U.S. Companies), and NASDAQ Non-Financial Stocks and that all dividends were reinvested.

                             [PERFORMANCE GRAPH]

The following represents the data points plotted on the table above:

TOTAL RETURNS
INDEX FOR             12/31/91     12/31/92      12/31/93      12/30/94      12/29/95      12/31/96
---------             --------     --------      --------      --------      --------      --------
Plasti-Line, Inc.      100.00      206.250       271.875       131.250       212.500        293.750

Nasdaq Stock
Market                 100.00      116.378       133.595       130.587       184.674        227.164

Nasdaq
Non-Financial          100.00      109.394       126.300       121.444       169.244        205.629
Stocks

TRANSACTIONS WITH MANAGEMENT

During fiscal 1996, the Company paid approximately $22,000 in service charges to First American National Bank of Knoxville, Tennessee. The bank is a subsidiary of First American Corporation of which Mr. Smith and Mr. Martin are directors.

BENEFICIAL OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL STOCKHOLDERS

The following table sets forth information with respect to beneficial ownership of the Common Stock by each director, each nominee for director, each Named Executive Officer, all directors and executive officers as a group, and beneficial owners of more than 5% of the Common Stock as of the Record Date.

                                               AMOUNT OF STOCK                   PERCENTAGE OF
NAME                                    BENEFICIALLY OWNED (1)                COMMON STOCK (2)
----                                    ----------------------                ----------------
James R. Martin  (3)                                 1,766,269        (4)                46.4%
James G. Hanes, III   (5)                              221,192    (6) (7)                 5.8%
John D. Burke                                          100,000                            2.6%
James F. Smith, Jr.                                     27,844        (6)                   -
J. Hoyle Rymer                                          25,232        (6)                   -
Mark J. Deuschle                                        21,875        (8)                   -
C. Wayne Morris                                         20,500                              -
James A. Haslam, III                                    14,054        (9)                   -
Kathryn Coleman Wood                                    12,600       (10)                   -
Howard L. Clark, Jr.                                    11,732       (11)                   -
H. Mitchell Watson, Jr.                                  5,053       (12)                   -
Donald F. Johnstone                                      1,821       (13)                   -

All directors and executive  officers
as a group (13 persons)                              2,241,555       (14)                58.9%

SoGen International Fund, Inc./
Societe General Asset Management Corp.                 200,000       (15)                 5.3%


(1) Except as provided below, the person named has sole voting and investment power with respect to all shares shown.
(2)  Percentages less than 1% not shown.
(3) Business address of beneficial owner: P.O. Box 9043, Knoxville, Tennessee 37950-9043.
(4) Includes 167,086 shares held in Martin Children's Trust of which Mr. Martin, as sole trustee, has sole investment and voting power. Also includes options to purchase 25,000 shares subject to immediately exercisable stock options. Excluded from the shares indicated as being owned by Mr. Martin are 150,800 shares in which Mr. Martin disclaims beneficial ownership. Of such 150,800 shares, 113,500 shares are owned by the Martin Family Trust, 8,900 are shares owned by Julia Martin's Trust, and 8,900 are shares owned by Justin Martin's Trust, (James G. Hanes, III is trustee of each of the foregoing trusts), and 19,500 shares are owned in equal parts by Mr. Martin's children, Julia A. and Justin J. Martin. Mr. Martin does not have any voting or investment power with respect to such 150,800 shares.
(5) Business address of beneficial owner: 480 Shepherd Street, Winston-Salem, North Carolina 27103.
(6) Includes options to purchase 5,000 shares of Common Stock which are immediately exercisable.

(7) Includes 113,500 shares held in Martin Family Trust, 8,900 shares held in Julia Martin's Trust and 8,900 shares held in Justin Martin's Trust over which Mr. Hanes, as sole trustee of each of the foregoing trusts, has sole investment and voting power. Also includes 36,798 shares held indirectly for Mr. Hanes' children.
(8) Includes options to purchase 5,875 shares of Common Stock which are immediately exercisable.
(9) Includes options to purchase 4,500 shares of Common Stock which are immediately exercisable.
(10) Includes options to purchase 2,500 shares of Common Stock which are immediately exercisable.
(11) Includes options to purchase 4,000 shares of Common Stock which are immediately exercisable.
(12) Includes options to purchase 3,500 shares of Common Stock which are immediately exercisable.
(13) Includes options to purchase 500 shares of Common Stock which are immediately exercisable.
(14) Includes options to purchase 52,500 shares of Common Stock which are immediately exercisable.
(15) SoGen International Fund, Inc., (the "Fund"), beneficially owns 200,000 shares of Common Stock. Societe Generale Asset Management Corp. in its role as "Advisor" to the Fund, may be deemed to be a beneficial owner of such shares. The principal business offices of the Fund and the Adviser are located at 50 Rockefeller Plaza, New York, New York 10020. The Company has relied solely on Schedule 13G filed on February 14, 1997, by the Fund with the Securities and Exchange Commission for the information above. The Company makes no representation as to the accuracy or completeness of the information reported regarding the Fund and the Advisor.

RECOMMENDATION OF YOUR BOARD OF DIRECTORS "FOR" THIS PROPOSAL

The Board of Directors believes that the approval of the 1991 Program Amendment is in the best interests of the Company to help compensate and retain qualified non-employee directors. Approval of the 1991 Program Amendment requires a plurality of the votes cast at the Annual Meeting, provided a quorum is present. With respect to voting on this amendment, withholding authority to vote and broker non-votes will have no effect on whether the amendment is adopted, although such shares would be counted as present for purposes of determining the existence of a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner votes with respect to at least one proposal but does not vote on other proposals because the nominee does not have discretionary voting power with respect to such other proposal(s) and has not received voting instructions from the beneficial owner.

STOCKHOLDERS SHOULD NOTE THAT BECAUSE NON-EMPLOYEE DIRECTORS WILL RECEIVE OPTIONS UNDER THE 1991 PROGRAM, THE DIRECTORS HAVE A PERSONAL INTEREST IN ITS APPROVAL. HOWEVER, THE MEMBERS OF THE BOARD OF DIRECTORS ALSO BELIEVE THAT THE 1991 PROGRAM AMENDMENT IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS. ACCORDINGLY, THE BOARD OF DIRECTORS HAS APPROVED AND RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO AMEND THE 1991 PROGRAM. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE.

SUMMARY OF THE 1991 PROGRAM

The following summary of the 1991 Program is qualified in its entirety by the full text of the 1991 Program. A copy of the 1991 Program is available for review at the principal offices of the Company and will be furnished to any stockholder of the Company without charge upon written or oral request directed to Mark J. Deuschle, Vice-President - Finance, Plasti-Line, Inc., 623 E. Emory Road, P.O. Box 59043, Knoxville, Tennessee 37950-9043, telephone (423) 938-1511. Such information will be forwarded by first class mail, or other equally prompt means, within one business day of the receipt of the request. For additional information regarding options and other incentive awards granted to certain directors and officers of the Company, see "Directors' Meetings and Compensation," "Executive Compensation," and "Transactions with Management."

Administration

The 1991 Program consists of two separate plans: (i) the Key Employee Plan under which options (both incentive and nonqualified), stock appreciation rights, and certain other performance and incentive awards may be granted to officers, key employees and certain other individuals who perform significant services for the Company and its subsidiaries; and (ii) the Director Plan under which nonqualified options will be automatically granted to nonemployee directors under certain circumstances.

The Director Plan is, to the fullest extent possible, self-effectuating. The Key Employee Plan and, to the extent necessary, the Director Plan are administered and interpreted by the Board of Directors, who also determine the awards made under the Key Employee Plan. With limited exceptions, the Board may in its discretion delegate any or all of its authority to administer and interpret the 1991 Program and authorize awards thereunder to a committee of no fewer than three members of the Board (the "Committee") who are not eligible to participate in the Key Employee Plan. The Board and, to the extent of such delegation, the Committee are hereinafter referred to as the "Administrator."

Eligibility

Persons eligible to receive awards under the Key Employee Plan include key employees and officers of the Company and its subsidiaries and certain other individuals, such as consultants, who perform services for the Company and its subsidiaries of a nature similar to those performed by key employees, and who are from time to time designated by the Board to participate in the Plan. The Key Employee Plan, however, does not require any participant to remain in the continuous employ of the Company or to serve for any period of time. Approximately 30 employees of the Company and its subsidiaries, including officers of the Company, are considered eligible at the present time, subject to the power of the Administrator to determine all eligible employees and other persons to whom awards will be given. Nonemployee directors, however, are not eligible to receive awards under the Key Employee Plan.

Persons entitled to receive awards under the Director Plan include all nonemployee directors. At present there are seven nonemployee directors of the
Company: Howard L. Clark, Jr., James G. Hanes, III, James A. Haslam, III, Donald
F. Johnstone, J. Hoyle Rymer, James F. Smith, Jr., and H. Mitchell Watson, Jr. Directors who are officers or employees of the Company or a subsidiary are eligible to receive awards only under the Key Employee Plan.

There is no maximum number of shares subject to stock options or other stock awards, or limit on the number of shares or awards which, may be granted to any eligible individual under the Key Employee Plan. Limits under the Director Plan are described below under the "Director Plan." Under applicable tax law, certain limitations on the number of incentive stock options which may be granted to eligible employees exist ($100,000 in purchase price first exercisable in any year). The 1991 Program is not exclusive. A person who holds an award may, if eligible, be granted additional awards under the 1991 Program or may be granted other awards as benefits under other plans or by appropriate authorization of the Board without reference to a specific plan.

The Board also may grant to an award holder under the Key Employee Plan, if he or she is otherwise eligible and consents, a new or modified award in lieu of an award previously granted. Such new or modified award may be with respect to a number of shares, at an exercise price and for a length of time, which is greater or lesser than that under the earlier award. Such new or modified award may be by cancellation and regrant, amendment, substitution or otherwise, subject only to the general limitations described in the 1991 Program or under applicable law.

In determining the employees to whom awards will be granted and the award amounts, the Administrator typically considers the employee's responsibilities and contributions, their other compensation, relevant factors in light of the type of award under consideration and the 1991 Program purposes, as well as applicable legal requirements.

THE KEY EMPLOYEE PLAN

The Key Employee Plan provides that the Administrator may grant any combination of stock options, restricted stock, cash and stock bonuses, stock appreciation rights, performance awards and other stock related benefits. Each grant must be set forth in a separate agreement with the person receiving the award, and such agreement will indicate the type, terms and conditions of the award.

Stock options provide for the right to purchase Common Stock at a price which may be less than fair market value on the effective date of the grant (but not less than par value). Options may be granted for a term not to exceed 10 years. The number or value of any nonqualified stock options that may be granted to any one participant will be determined by the Administrator.

Tax qualified incentive stock options, if used, are designed to comply with the provisions of the Internal Revenue Code and are subject to restrictions contained in the Code, to qualify for certain tax benefits. Such options, however, may be subsequently modified to disqualify them from such treatment.

Restricted or unrestricted stock may be delivered or sold to participants at various prices (but not below par value) and subject to conditions and restrictions as may be determined by the Administrator. Restricted stock, typically, may be reacquired by the Company if the conditions are not satisfied. In general, restricted shares may not be sold, or otherwise transferred or hypothecated, until restrictions are removed or expire. Purchasers of restricted stock, unlike recipients of options, typically will have voting rights and will receive dividends, if awarded, prior to the time when restrictions lapse.

Stock appreciation rights ("SARs") may be granted in connection with stock options, other awards, or separately. SARs granted by the Administrator in connection with stock options or other awards typically provide for payments to the holder based upon increases in the price of the Company's Common Stock over the exercise price of the related option or other awards on the exercise date, but may also or be alternatively based upon criteria such as book value. The SARs may provide that the holder of the SARs may exercise the SARs and/or the option or other awards in whole or in part. The Administrator may elect to pay SARs in cash or in Common Stock or in a combination of cash and Common Stock

Performance awards may be granted by the Administrator on an individual or group basis. Generally, these awards are based upon specific agreements and may be paid in cash or in Common Stock or in a combination of cash and Common Stock. Performance awards may include awards that provide for payments based upon increases in the price of the Company's Common Stock over a specified period. These awards do not involve the issuance of Company stock but are hypothetical stock "units" which are granted to a participant and upon which the value of any incentive award will be calculated. Performance awards may also include cash and stock bonuses which may be granted by the Administrator on an individual or group basis and which may be payable in cash or in Common Stock or in a combination of cash and Common Stock.

The Administrator may approve any combination of payment in cash or Common Stock to any participant in respect of any performance or incentive award under the 1991 Program and may approve a stock payment or option or other right to purchase Common Stock to any employee participant as part of a deferred compensation arrangement, made in lieu of all or any portion of the compensation otherwise payable to an eligible employee.

THE DIRECTOR PLAN

Under the Director Plan, each person who becomes a director of the Company and who is not then an officer or employee of the Company or any of its subsidiaries automatically is granted a nonqualified stock option to purchase 2,500 shares of Common Stock. Persons who were nonemployee directors on the date the 1991 Program was adopted by the Company were each granted similar options. The purchase price per share of Common Stock covered by each option under the Director Plan, payable in cash, is the market value of the Common Stock on the date the option is granted. The options become vested when the holder has served two full years as a nonemployee director, including service prior to the adoption of the 1991 Program and, unless earlier terminated, will terminate five years after they are granted. The right to purchase the unexercised portion of an installment continues until its lapse or termination.

If a nonemployee director's services as a Board member are terminated as a result of death, disability or retirement, options under the Director Plan will become immediately exercisable in full for a period of one year after termination or until expiration of the stated term of such option, whichever period is shorter. If a nonemployee director's services are terminated for any other reason including resignation, any then exercisable portion of an option representing the annual award will be exercisable for a period of three months after termination or until expiration of the stated term of such option, whichever period is shorter.

MISCELLANEOUS PROVISIONS

The 1991 Program contains provisions relating to adjustments for changes in the Company's Common Stock upon certain specified events. The 1991 Program provides that the number of shares available under the 1991 Program is, and the number of shares subject to outstanding options or other stock-related awards granted under the Program shall be, subject to adjustment in certain circumstances if the outstanding shares of Common Stock are increased, decreased, exchanged or otherwise changed, through a reorganization or merger as a result of which the Company is the surviving entity, or in case of a recapitalization, stock split, stock dividend or certain other events.

In addition, the 1991 Program provides for full vesting and acceleration of exercise dates of awards under the Key Employee Plan if there is a change of control of the Company, unless the Board of Directors of the Company as constituted prior to the change of control otherwise determines or unless such Board of Directors approves the assumption of such awards by the surviving company, the substitution of new awards or the payment of the fair value of such awards. In addition, the 1991 Program provides for full or partial vesting and acceleration of exercise dates of awards under the Director Plan if there is a change of control of the Company. A change of control occurs under the 1991 Program when 50% or more of the Company's Common Stock is acquired by an entity or group, or if there is a dissolution or liquidation of the Company or reorganization, merger or consolidation as a result of which the Company is not the surviving corporation, or if there is a sale of substantially all of the Company's assets to another entity.

The 1991 Program also provides that the Board of Directors may in its sole discretion accelerate the exercisability or vesting of any or all awards outstanding under the Key Employee Plan in circumstances under which the Board of Directors deems such acceleration to be appropriate.

The 1991 Program specifies that the Company may make loans to 1991 Program participants, other than nonemployee directors to enable them to exercise options, purchase shares or realize benefits of other awards granted under the 1991 Program. Interest on such loans shall accrue at a rate not less than the "prime rate" as determined and publicly announced from time to time by the Company's principal bank.

The 1991 Program permits the payment of the option or award price at the Administrator's discretion in cash or with shares of the Company's Common Stock valued at their fair market value ("stock swap") or a combination of shares and cash. The Director Plan does not permit such stock swaps on exercise. By use of the stock swap provision, an option holder, for example, may exercise a stock option by using the Company's Common Stock to pay the option price and immediately use the stock received to pay the option price for additional option shares in successive transactions. Other lawful consideration, which may include (for example) a note, services, or cash compensation offset, may also be applied to the purchase or exercise price of any award, to the extent so authorized by the Administrator.

Shares held by a participant other than a nonemployee director may also be used to discharge tax withholding obligations related to exercise of options or receipt of other awards, subject to the discretion of the Board to disapprove such use. In addition, the Administrator may grant to employees a cash bonus in the amount of any tax related to awards.

The 1991 Program will terminate on December 11, 2001, unless it is terminated at an earlier date by the Board. Termination of the 1991 Program typically will not affect rights of participants that accrued before such termination.

The Board may suspend or amend the 1991 Program at any time, and may, with a holder's consent, substitute awards or modify the terms and conditions of an outstanding award, to, among other changes, extend the term (subject to maximum term limits), reduce the price, accelerate exercisability or preserve award benefits. Such 1991 Program amendment or modification may, in the discretion of the Company, be adopted without stockholder approval unless such amendment or modification would require approval for compliance with regulatory requirements. Amendment of the 1991 Program will not, without the consent of the participant, affect such person's rights under an award previously granted, unless the award itself expressly so provides. Amendments could increase the costs of the Key Employee Plan.

TAX CONSEQUENCES OF THE 1991 PROGRAM

The tax consequences of the 1991 Program under current federal law are summarized in the following discussion which deals with the general tax principles applicable to the 1991 Program.

Nonqualified Stock Options

No taxable income will be realized by an optionee upon the grant of a nonqualified stock option. Upon exercise of a nonqualified stock option, the optionee will realize ordinary income in an amount measured by the excess of the fair market value of the shares on the date of exercise over the option price, and the Company will be entitled to a corresponding deduction. In the case of an option holder subject to Section 16(b) of the Securities Exchange Act of 1934, unless the participant elects otherwise, the amount and timing of such income (and deduction by the Company) will instead be based on the fair market value of the shares on the date the Section 16(b) restriction lapses as to such shares. Upon a subsequent disposition of the shares, the participant will realize short-term or long-term capital gain or loss. The Company will not be entitled to any further deduction at that time.

Incentive Stock Options

An optionee who receives an incentive stock option will not be treated as receiving taxable income upon the grant of the option or upon the exercise of the option, provided the exercise occurs, in general, during employment or within three months after termination of employment. However, any appreciation in share value after the date of grant will be includable in the optionee's alternative minimum taxable income at the time of exercise. If stock acquired pursuant to an incentive stock option is not sold or otherwise disposed of within two years from the date of grant of the option nor within one year after the date of exercise, any gain or loss resulting from disposition of the stock will be treated as long-term capital gain or loss. If stock acquired upon exercise of an incentive stock option is disposed of prior to the expiration of such holding periods, the optionee will realize ordinary income in the year of such disposition generally in an amount equal to the excess of the fair market value of the stock on the date of exercise over the exercise price. Any gain in excess of that ordinary income amount generally will be taxed at capital gains rates. However, under a special rule, the ordinary income realized upon a disqualifying disposition, will not exceed the amount of the optionee's gain.

The Company will not be entitled to any deduction as a result of the grant or exercise of an incentive stock option, or on a later disposition of the stock received, except that in the event of a disqualifying disposition, the Company will be entitled to a deduction equal to the amount of ordinary income realized by the optionee.

Restricted Stock

The recipient of restricted stock will recognize ordinary income equal to the excess of the fair market value of the restricted stock at the time the restrictions lapse over the amount which the recipient paid for the restricted stock. However, the recipient may elect, within 30 days after the date of receipt, to report the fair market value of the stock as ordinary income at the time of receipt. The Company may deduct an amount equal to the income recognized by the recipient at the time the recipient recognizes the income.

Stock Appreciation Rights

At the time of receiving a SAR, the participant will not recognize any taxable income. Likewise, the Company will not be entitled to a deduction for the SAR. Upon the exercise of a SAR, the participant will generally recognize ordinary income in an amount equal to the cash and/or fair market value of the shares received. However, participants who are subject to Section 16(b) of the Securities Exchange Act of 1934 and who receive such shares, will generally not recognize ordinary income until the restrictions imposed by Section 16(b) lapse and the stock will be valued on the date those restrictions lapse. Nevertheless, such participants may elect, within 30 days of the date of exercise, to recognize ordinary income and if such an election is made, the stock is valued on the date of exercise of the SAR.

Performance Awards

A participant who has been granted a performance award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. When an award is paid, whether in cash or shares, the participant will have ordinary income, and the Company will have a corresponding deduction. The measure of such income and deduction will be the amount of cash and the fair market value of the shares at the time the award is paid.

Stock Payments

A participant who receives a stock payment in lieu of a cash payment that would otherwise have been made will be taxed as if the cash payment has been received and the Company will have a deduction in the same amount.

CERTAIN ACCOUNTING MATTERS

Under existing generally accepted accounting principles, certain awards granted under the 1991 Program may result in compensation expense. With respect to stock options, for example, a charge to earnings, as measured by the excess, if any, of the market value of the shares on the date the award is granted over the exercise price will be made over the period for which the Company receives the benefit of the participants' services, usually the vesting period. The award of certain other benefits under the Program, such as stock swap features resulting in pyramiding, stock appreciation rights or restricted stock, may also result in charges to earnings, based upon the relationship of such benefits to the market value of shares on the date the award is granted. In the case of stock appreciation rights, earnings in subsequent periods could be further decreased or (to the extent of any previous charges regarding such rights) increased depending upon further changes in the market price of the Company's Common Stock. The potential dilutive effect of outstanding options, restricted stock, stock appreciation rights exercisable for shares and certain other awards will be reflected in the Company's periodic calculations of earnings per share.

ADDITIONAL INFORMATION

The Board of Directors has not yet selected auditors for the 1997 fiscal year. The Company is satisfied with the accounting and audit services performed by its current auditors. However, as part of the Company's ongoing cost control efforts, management may solicit proposals for such services from other accounting firms as well as its current auditors. Management will make a recommendation to the Audit Committee as to the appointment of auditors.

Coopers & Lybrand L.L.P. is the accounting firm which examined and reported on the Company's financial statements for the last fiscal year. It is expected that representatives of that firm will be present at the meeting to answer questions directed to them. If representatives of Coopers &

Lybrand L.L.P. attend the meeting, they will have the opportunity to make a statement if they desire.

PROPOSALS OF STOCKHOLDERS

All proposals of stockholders intended to be presented at the Company's 1998 Annual Meeting of Stockholders must be received by the Secretary of the Company at the address set forth on page one of the Proxy Statement before November 21, 1997 if they are to be considered for possible inclusion in the 1998 Proxy Statement and form of proxy.

SOLICITATION OF PROXIES

The expense of preparing and mailing the Notice of Annual Meeting, Proxy Statement and Proxy Card will be paid by the Company. In addition to the solicitation of proxies by mail, proxies may be solicited by directors, officers and regular employees of the Company (who will receive no additional compensation), by personal interviews, telephone and telegraph. It is anticipated that banks, custodians, nominees and fiduciaries will forward proxy soliciting material to beneficial owners of the Common Stock and that such persons will be reimbursed by the Company for their expenses incurred in this regard.

OTHER BUSINESS

The Board of Directors is unaware of any other business to be presented for consideration at the Annual Meeting. If, however, other business should properly come before the Annual Meeting, the proxies will be voted in accordance with the best judgment of the proxy holders.

AVAILABILITY OF ANNUAL REPORT

The Company's annual report for its 1996 fiscal year ended December 29, 1996, which includes financial statements for the year, is being forwarded to stockholders of record on the Record Date concurrently with this Proxy Statement. Stockholders who would like additional copies of the annual report should submit the request in writing to: Mark J. Deuschle, Plasti-Line, Inc., P.O. Box 59043, Knoxville, Tennessee 37950-9043.

                                                                      APPENDIX A










                           [PLASTI-LINE, INC. LOGO]

                         1991 STOCK INCENTIVE PROGRAM

                               TABLE OF CONTENTS


                                                                                           PAGE
                                                                                           ----
I.    PURPOSE..........................................................................      1
      1.1   Purpose of  Program .......................................................      1
      1.2   Purpose of Plans ..........................................................      1

II.   ADMINISTRATION AND AUTHORIZATION OF AWARDS ......................................      1
      2.1   Authority .................................................................      2
      2.2   Authority to Make Adjustments, Etc. .......................................      2
      2.3   Delegation of Authority ...................................................      2
      2.4   Action by Written Consent .................................................      2
      2.5   Decisions Binding; Reliance on Experts ....................................      2
      2.6   Exculpation; Indemnification ..............................................      2

III.  STOCK SUBJECT TO THE PLAN .......................................................      2

IV.   THE KEY EMPLOYEE PLAN ...........................................................      3
      4.1   Participation .............................................................      3
      4.2   Options ...................................................................      3
      4.3   Restricted Stock ..........................................................      4
      4.4   Stock Appreciation Rights .................................................      4
      4.5   Performance Awards ........................................................      5
      4.6   Stock Payment .............................................................      5
      4.7   Time of Payment ...........................................................      5
      4.8   Termination of Awards .....................................................      5
      4.9   Loans .....................................................................      6
      4.10  Escrow ....................................................................      6
      4.11  Restrictive Legends .......................................................      6

V.    THE DIRECTOR PLAN ...............................................................      7
      5.1   Participation .............................................................      7
      5.2   Option Grants..............................................................      7
      5.3   Option Price ..............................................................      7
      5.4   Option Period .............................................................      7
      5.5   Vesting ...................................................................      8
      5.6   Termination of Directorship................................................      8
      5.7   Acceleration Upon an Event ................................................      8

VI.   OTHER PROVISIONS                                                                       8
      6.1   Rights of Eligible Employees, Participants and Beneficiaries ..............      8
      6.2   Adjustment Upon Capitalization and Corporate Changes.......................      9
      6.3   Acceleration of Awards ....................................................     10
      6.4   Termination, Suspension and Amendment .....................................     10
      6.5   Privileges of Stock Ownership; Minimum Purchase; No
            Fractional Shares .........................................................     11


                                                                                           PAGE
                                                                                           ----
      6.6     Tax Withholding and Tax Bonuses ...........................................   11
      6.7     Compliance with Laws.......................................................   11
      6.8     Governing Laws ............................................................   12
      6.9     Effective Date of the Program .............................................   12
      6.10    Termination of the Program ................................................   12


VII.  DEFINITIONS........................................................................   12
      7.1     Act .......................................................................   12
      7.2     Administrator .............................................................   12
      7.3     Award .....................................................................   12
      7.4     Award Agreement ...........................................................   12
      7.5     Award Date ................................................................   12
      7.6     Award Period ..............................................................   13
      7.7     Beneficiary ...............................................................   13
      7.8     Board of Directors ........................................................   13
      7.9     Code ......................................................................   13
      7.10    Committee .................................................................   13
      7.11    Common Stock...............................................................   13
      7.12    Company ...................................................................   13
      7.13    Corporation ...............................................................   13
      7.14    Disability ................................................................   13
      7.15    Disinterested .............................................................   13
      7.16    Eligible Employee..........................................................   13
      7.17    Employee Participant ......................................................   14
      7.18    Event .....................................................................   14
      7.19    Exchange Act ..............................................................   14
      7.20    Fair Market Value .........................................................   14
      7.21    Incentive Stock Option ....................................................   14
      7.22    Nonemployee Director ......................................................   15
      7.23    Nonemployee Director Participant ..........................................   15
      7.24    Nonqualified Stock Option .................................................   15
      7.25    Normal Board Retirement ...................................................   15
      7.26    Option ....................................................................   15
      7.27    Other Eligible Person .....................................................   15
      7.28    Par Value .................................................................   15
      7.29    Participant ...............................................................   15
      7.30    Performance Award .........................................................   15
      7.31    Personal Representative ...................................................   15
      7.32    Program ...................................................................   15
      7.33    Restricted Stock ..........................................................   15
      7.34    Restricted Stock Award ....................................................   16
      7.35    Stock Appreciation Right ..................................................   16
      7.36    Stock Payment .............................................................   16

                                                                                           PAGE
                                                                                           ----
      7.37    Subsidiary ...............................................................    16
      7.38    Tax Date .................................................................    16

VIII. ADDITIONAL LIMITATIONS............................................................    16
      8.1     Limitations Applicable to Section 16 Persons .............................    16
      8.2     Release of Restrictions ..................................................    16
      8.3     Key Employee Plan Designation ............................................    17

                               PLASTI-LINE, INC.
                          1991 STOCK INCENTIVE PROGRAM


I.    PURPOSE

      1.1  Purpose of Program

           The purpose of the 1991 Stock Incentive Program (the "Program") is to promote the success of Plasti-Line, Inc. (the "Corporation") and its subsidiaries (collectively the "Company") by providing a method whereby key employees and advisory directors of the Company and certain other individuals, as well as Nonemployee Directors of the Corporation may be encouraged to invest in the Corporation's Common Stock ("Shares"). The Program consists of two plans: (i) a Key Employee Plan for the grant of awards to officers, key employees and certain other individuals who perform significant services for the Company; and (ii) a Director Plan for the grant of Nonqualified Stock Options to Nonemployee Directors of the Corporation.

      1.2  Purpose of Plans

           The purpose of the Key Employee Plan is to strengthen the Company by providing an additional means of retaining and attracting competent management personnel and by providing to participating officers, key employees and other participants a financial incentive for high performance levels. The purpose of the Director Plan is to assist the Corporation to attract and retain experienced and knowledgeable directors.


II.   ADMINISTRATION AND AUTHORIZATION OF AWARDS

      2.1  Authority

           The Director Plan shall be non-discretionary and, to the extent possible, self-effectuating. The Key Employee Plan and, to the extent necessary, the Director Plan shall be administered by the Board of Directors, except as otherwise provided. The Board of Directors is authorized and empowered to administer the Program, which administration includes, but is not limited to, authority to:
           (i) construe and interpret the Program and any agreements defining the rights and obligations of the Company and Participants under the Program; (ii) prescribe, amend and rescind rules and regulations relating to the Program; (iii) further define the terms used in the Program; (iv) determine the rights and obligations of Participants under the Program; and (v) make all other determinations necessary or advisable for the Program administration. Each Award shall be evidenced by an Award Agreement signed by the Corporation and the Participant receiving such award, which shall be in such form and shall include such terms and conditions consistent with the Program as the Administrator may determine in its discretion. In addition, the Board of Directors is authorized and empowered (but only with respect to the Key Employee Plan) to grant Awards, which authority includes, but is not limited to, authority to: (i) select the Eligible Employees to whom Awards are to be granted; and (ii) determine the time or times at which Awards may be granted, the nature of Awards, the number of Shares that make up Awards, the objectives, goals and performance criteria used to measure the value of Awards and other terms and conditions applicable to each Award in a manner consistent with the Program. Any Award granted under the Key Employee Plan shall be in such form as the Administrator may approve and the provisions of any such Awards granted need not be the same with respect to each Employee Participant.

      2.2  Authority to Make Adjustments, Etc.

           Subject to Section 6.4 and the general limitations on Awards contained herein, the Administrator may authorize any adjustment of an Award granted under the Key Employee Plan with respect to the exercise or purchase price, the number of Shares, the term and the restrictions. Such adjustments may be accomplished by cancellation of an outstanding Award, and a subsequent regranting of an Award, by amendment, or by substitution of an outstanding Award, and may result in an exercise or purchase price that is higher or lower than the exercise or purchase price of the prior Award, provide for a greater or lesser number of Shares subject to the Award, or provide for a longer or shorter term than the prior Award.

      2.3  Delegation of Authority

           The Board of Directors may, in its discretion, delegate to the Committee any or all of its authority under the Program, except for the powers set forth in Sections 6.2, 6.3, 6.4, 6.9 and 6.10 and the last sentence of Section 4.2.2 or powers which, under applicable law, are nondelegable.

      2.4  Action by Written Consent

           If action by the Administrator is taken by unanimous written consent, the date of the Administrator's action shall be deemed to be the date the last member of the Board of Directors or Committee signs the consent.

      2.5  Decisions Binding; Reliance on Experts

           Any action taken, or determination or adjustment made by the Corporation, the Board of Directors, or the Committee relating to the Program or any Award, including, without limitation, adjustments pursuant to Sections 6.2 and 6.3, shall be within the absolute discretion of that entity or body and shall be final and conclusive and binding upon all persons. In making determinations under the Program, the Board of Directors and the Committee may (but shall not be required to) obtain and may rely upon the advice of independent counsel and accountants and other advisors to the Corporation.

      2.6  Exculpation; Indemnification

           No member of the Board of Directors, or the Committee, or officer of the Company, shall be liable for any action or determination taken or made in good faith with respect to the Program or any Award.
           Each such person shall be indemnified and held harmless by the Company from any loss, cost, liability or expense that may be imposed upon or reasonably incurred in connection with any claim, action, suit or proceeding to which such person may be a party by reason of any action taken or any failure to act under the

           Program. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which any such person may be entitled under the Corporation's Charter or Bylaws of the Corporation or any of its subsidiaries, or as a matter of law, or otherwise, or any power or obligation that the Corporation or any of its subsidiaries may have to indemnify them or hold them harmless.

III. STOCK SUBJECT TO THE PLAN

     The stock available under the Program shall be the Corporation's authorized but unissued Shares or Shares acquired by the Company. Subject to Section 6.2, the aggregate number of Shares that may be delivered pursuant to Awards granted under the Program shall not exceed 350,000.
     If any option or other right to acquire Shares under an Award lapses or is cancelled or terminated without having been exercised in full, or any Shares subject to a Restricted Stock Award or other Award do not vest or are not delivered, the unpurchased, unvested or undelivered shares shall again be available for purposes of the Program. If a Stock Appreciation Right is exercised or if a Performance Award based on the increased market value of a specified number of Shares is paid, the number of Shares to which such exercise or payment relates shall be charged against the maximum amount of Shares that may be delivered pursuant to Awards under the Program. If the Company withholds Shares pursuant to Section 6.6, the number of shares deliverable, but withheld, are not actually issued; however, the aggregate number of Shares issuable with respect to the applicable Award and under the Program shall be reduced by the number of Shares withheld. The withheld Shares shall not be available for granting additional Awards under the Program.

IV. THE KEY EMPLOYEE PLAN

    4.1    Participation

           Awards under the Key Employee Plan may be granted only to Eligible Employees. An Eligible Employee who has been granted an Award under the Key Employee Plan may, if otherwise eligible, be granted additional Awards under the Key Employee Plan if the Administrator so determines.

    4.2    Options

           4.2.1 Grants. One or more Options may be granted to any Eligible Employee. Each Option granted shall be designated by the Administrator as either a Nonqualified Stock Option or an Incentive Stock Option.

           4.2.2 Option Price.  The purchase price per share of the Common
                 Stock covered by each Option, subject to the provisions of Article VIII, shall be determined by the Administrator but shall not be less than: (i) the Par Value per Share for a Nonqualified Stock Option; or (ii) 100 percent of the Fair Market Value of Common Stock on the Award Date for an Incentive Stock Option. The purchase price of any Shares purchased shall be paid in full at the time of each purchase in cash (or cash equivalent) or, at the Administrator's discretion, in Shares valued at their Fair Market Value on the business day immediately preceding the Option exercise date, or partly in such Shares and partly in cash, or in a form of legal consideration approved by the Board of Directors.

           4.2.3 Maximum Option Term. Each Option and all rights or obligations thereunder shall expire on the date determined by the Administrator, but not later than 10 years after the Award Date, and shall be subject to earlier termination as provided in the related Award Agreement or Sections 4.8 or 6.3.

           4.2.4 Exercise of Options. Except as otherwise provided in Sections 6.2 and 6.3, an Option shall become exercisable in such manner and within such period or periods and in such installments, if any, as determined by the Administrator and set forth in the related Award Agreement. If the Option holder does not purchase all of the Shares which he or she is entitled to purchase in any given installment period, the right to purchase these Shares shall continue until the Option lapses or terminates.

           4.2.5 Limitations on Grant of Incentive Stock Options. The aggregate Fair Market Value (determined as of the Award
                 Date) of the Common Stock for which Incentive Stock Options may be first exercisable (other than as a result of acceleration under Section 6.3) by any Employee Participant during any calendar year under the Program or under any other program of the Corporation or any Subsidiary shall not exceed $100,000. There shall be imposed in the Award Agreement relating to Incentive Stock Options such terms and conditions as are required to bring the Option within the definition of "incentive stock option" in Section 422A of the Code. The Administrator may, however, with an Incentive Stock Option holder's consent, authorize an amendment to the Incentive Stock Option that renders it a Nonqualified Stock Option.

    4.3    Restricted Stock

           4.3.1 Grants. One or more Restricted Stock Awards may be granted to any Eligible Employee. Each Restricted Stock Award Agreement shall specify the number of Shares to be delivered to the Employee Participant, the delivery date, the price to be paid for such Shares by the Employee Participant and the restrictions imposed on such Shares. Except as otherwise provided in Sections 6.2 and 6.3, the restrictions imposed upon Restricted Stock shall lapse in accordance with such schedule and other conditions as determined by the Administrator and set forth in the related Award Agreement.


           4.3.2 Price. The purchase price per Share of Restricted Stock shall be determined by the Administrator but shall not be less than the Par Value thereof subject to any applicable limitations under Article VIII.

           4.3.3 Maximum Award Term. Restricted Stock shall vest and all restrictions thereon lapse on such date or dates as are determined by the Administrator, but not later than 10 years after the Award Date. Rights to such shares shall be subject to earlier termination as provided in the related Award Agreement or in Sections 4.8 or 6.3.

           4.3.4 Rights and Restrictions. Subject to Section 4.11, Employee Participants receiving Restricted Stock may be entitled to dividend and voting rights for such shares even though they are not vested, but such rights shall terminate immediately as to any forfeited Restricted Stock.

    4.4    Stock Appreciation Rights

           4.4.1 Grants. Stock Appreciation Rights related or unrelated to Options or other Awards may be granted to Eligible Employees:

                 (i) at any time if unrelated to an Award or if related to any Award other than an Incentive Stock Option; or

                 (ii) only at the time of grant if related to an Incentive
                      Stock Option.

                 A Stock Appreciation Right may extend to all or a portion of the Shares covered by a related Award.

           4.4.2 Exercise of Stock Appreciation Rights. Subject to Rule 16b-3 under Section 16 of the Exchange Act, a Stock Appreciation Right granted in connection with an Award is exercisable only at such time or times, and to the extent, that a related
                 Award is exercisable and a Stock Appreciation Right granted in connection with an Incentive Stock Option is exercisable only when the Fair Market Value of the stock subject to the related Award exceeds the exercise price of the related Award.

           4.4.3 Payment.

                 (i) Upon the exercise of a Stock Appreciation Right and, if such Stock Appreciation Right is related to an Award upon surrender of an exercisable portion of the related Award, the Employee Participant shall be entitled to receive payment of an amount determined by multiplying:

                      (a) the difference obtained by subtracting the purchase price of a Share specified in the related Award or, if such Stock Appreciation Right is unrelated to an Award, the initial share value specified in the Award, from the Fair Market Value, book value or other measure specified in the Award of a Share on the exercise date of such Stock Appreciation Right, by

                      (b) the number of Shares as to which such Stock Appreciation Right has been exercised.

                 (ii) The Administrator, in its sole discretion, may require settlement of the amount determined under paragraph (i) above solely in cash, solely in Shares (valued at Fair Market Value on the business day next preceding the exercise date of the Stock Appreciation Right), or partly in such Shares and partly in cash.

           4.4.4 Maximum Stock Appreciation Right Term.  Each Stock
                 Appreciation Right and all rights or obligations thereunder shall expire on a date determined by the Administrator, but not later than 10 years after the Award Date, and shall be subject to earlier termination as provided in the related Award Agreement or Sections 4.8 or 6.3.

    4.5    Performance Awards

           One or more Performance Awards may be granted to any Eligible Employee. The value of such Awards may be linked to the market value, book value or other measure of the value of the Common Stock, or other specific performance criteria determined appropriate by the Administrator, and may be linked to a specified date or to a fixed period, all as determined by the Administrator. The value may alternatively be based upon the appreciation in the market value, book value or other measure of the value of a specified number of Shares over a fixed period determined by the Administrator. In making such determinations, the Administrator shall consider (among other factors deemed relevant to the specific award type) the Employee Participant's contributions, responsibilities and other compensation.

    4.6    Stock Payment

           The Administrator may approve Stock Payments to Eligible Employees who elect to receive such payments in the manner determined by the Administrator. The number of Shares shall be determined by the Administrator and may be based upon the Fair Market Value, book value or other measure of the value of such Shares on the Award Date or on any date thereafter.

    4.7    Time of Payment

           The Administrator may approve the deferral of any payments that may become due under the Program. Such deferrals shall be subject to any conditions, restrictions or requirements the Administrator may determine.

    4.8    Termination of Awards

           In connection with the grant of any Award, the Administrator may provide in the Award Agreement for the termination of all or any portion of an Award under certain circumstances, including, without limitation, termination of an Employee Participant's employment as a result of resignation, retirement, Disability or death, or for cause, and may distinguish among various causes of termination as the Administrator deems appropriate. In addition, the Administrator may provide, through an Award Agreement or otherwise, that if an Employee Participant's employment is terminated: (i) such Employee Participant's Awards may be exercised for specified periods thereafter within the Award Period; (ii) to the extent not fully exercisable or otherwise vested on the termination date, such Employee Participant's Awards may continue to become exercisable within the Award Period; (iii) the portion of the Award available to such Employee Participant, or his or her Beneficiary or Personal Representative may be increased; or (iv) some or all of the Employee Participant's

           Awards not fully exercisable or otherwise vested on the termination date may be deemed fully exercisable or vested.

    4.9    Loans

The Company may, with the Board of Directors' approval, extend one or more loans to Employee Participants in connection with the exercise or receipt of outstanding Awards granted under the Program. Any such loan shall be subject to the following terms and conditions:

           (i) The loan principal shall not exceed the amount required to be paid to the Corporation upon the exercise or receipt of one or more Awards under the Program less the aggregate Par Value of any Common Stock deliverable on such event, and the load proceeds shall be paid directly to the Corporation in consideration of such exercise or receipt;

           (ii) The initial loan term shall be determined by the Board of Directors and, shall not exceed 10 years;

           (iii)The loan shall be with full recourse to the Employee Participant, shall be evidenced by the Employee Participant's promissory note and shall bear interest at a rate determined by the Board of Directors but not less than the "prime rate" as determined and publicly announced from time to time by the Corporation's principal bank; and

           (iv) If the Company terminates an Employee Participant's employment, the unpaid principal balance of the note shall become due and payable on the 10th business day after such termination; provided, however, that if a sale of such Shares would cause the Employee Participant to incur liability under Section 16(b) of the Exchange Act, the unpaid balance shall become due and payable on the 10th business day after the first day on which a sale of such Shares could have been made without incurring such liability assuming for these purposes that there are no other transactions by the Employee Participant subsequent to such termination. If an Employee Participant terminates employment other than at the request of the Company, the unpaid principal balance of the note shall become due and payable six months after the date of such termination.

    4.10   Escrow

           Shares issued pursuant to an Award shall be held in escrow by the Company until such time as the restrictions imposed upon Restricted Stock, or upon exercise of Options, lapse in accordance with such schedule and other conditions as are determined by the Administrator and set forth in the related Award Agreement, or as otherwise provided in Sections 6.2 or 6.3.

    4.11   Restrictive Legends
Certificates for Shares delivered pursuant to Awards shall bear an appropriate legend referring to the terms, conditions and restrictions described in the Program and in the applicable Award Agreement, or as may be required to evidence applicable securities law restrictions. Any attempt to dispose of any such

Shares in contravention of the terms, conditions and restrictions described in the Program or in the applicable Restricted Stock Award Agreement shall be ineffective. Any Shares or other property, including cash, received by a Participant as a dividend or as a result of any stock split, combination, exchange of shares, reorganization, merger, consolidation or similar event with respect to Shares received pursuant to an Award shall have the same status and bear the same legend and be held in escrow pursuant to Section 4.10 as the Shares received pursuant to the Award unless otherwise determined by the Administrator at the time of such event.

V.  THE DIRECTOR PLAN

    5.1    Participation

           Awards under the Director Plan shall be granted to a Nonemployee Director exclusively in accordance with the provisions set forth below.

    5.2    Option Grants

           5.2.1 Immediate Grants. Upon the effective date of the Plan, there shall be granted automatically (without any action by the Administrator) a Nonqualified Stock Option to each incumbent Nonemployee Director to purchase 2,500 Shares. The Award
                 Date of each such option shall be the effective date of the Plan. If, as and when any person who is not then an officer or employee of the Company becomes a Corporation director, effective upon the date such person takes office as a director, a Nonqualified Stock Option (the Award Date of which shall be the date such person takes office) shall be granted automatically (without any action by the Administrator) to such person to purchase 2,500 Shares.

           5.2.2 Annual Grants. On the earlier of April 30 or the date of the Corporation's annual meeting of stockholders in each calendar year during the Plan term, a Nonqualified Stock Option (the Award Date of which shall be such date) shall be granted automatically (without any action by the Administrator) to each incumbent Nonemployee Director to purchase 500 Shares.

           5.2.3 Limits. Notwithstanding the provisions of Section 5.2.2 above, a Nonemployee Director Participant shall not receive more than one Nonqualified Stock Option under this Section
                 5.2 in any calendar year and the option to purchase Shares shall depend on the extent to which the remaining number of Shares available for the Program as specified in Article III are sufficient; otherwise, the Option to purchase Shares will be automatically reduced (if applicable on a pro rata basis). In no event shall any person at any time hold options granted under this Section 5.2 for more than 5,000 Shares.

    5.3    Option Price

           The purchase price per Share covered by each Option granted pursuant to Section 5.2 shall be 100 percent of the Fair Market Value on the Award Date. The purchase price of any Shares purchased shall be paid in full at the time of each purchase, in cash.

    5.4    Option Period

           Each Option granted under the Director Plan, and all rights or obligations thereunder, expires on the 10th anniversary of the Award Date and is subject to earlier termination as provided in Sections
           5.6 and 5.7.

    5.5    Vesting

           Options granted under Section 5.2.1 shall become vested when the holder thereof has served two full years as a Nonemployee Director, including service prior to the adoption of the Program. Options granted under Section 5.2.2 shall be vested and fully exercisable upon the Award Date.

    5.6    Termination of Directorship

           If a Nonemployee Director Participant's services as a member of the Board of Directors terminate by reason of death, Disability or Normal Board Retirement, an Option granted pursuant to Section 5.2 held by such Nonemployee Director Participant is immediately exercisable and shall remain so for one year after such termination date or until the expiration of the stated term of such Option, whichever period is shorter. If a Nonemployee Director Participant's services as a member of the Board of Directors terminate for any other reason, including resignation, any portion of an Option granted pursuant to Section 5.2 held by such Nonemployee Director Participant that is not then exercisable shall terminate and any portion of such Option that is then exercisable may be exercised for three months after such termination date or the balance of such Option's term, whichever period is shorter.

    5.7    Acceleration Upon an Event

           Immediately before an Event occurrence, in order to protect the holders of Options granted under the Director Plan, each Option granted under Section 5.2 shall become exercisable in full.


VI. OTHER PROVISIONS

    6.1    Rights of Eligible Employees, Participants and Beneficiaries


           6.1.1 Employee Status. Eligible Employee status shall not be construed as a commitment that any Award will be made under the Program to an Eligible Employee or to Eligible Employees generally. For purposes of the Program and any Option or Award hereunder, termination of employment shall not be deemed to occur upon the transfer of any optionee from the employ of the Corporation to the employ of any Subsidiary or affiliate, or vice versa. For purposes of this Program, "affiliate" means (i) any entity 50% or more of the voting interest in which is owned, directly or indirectly, by an entity that owns, directly or indirectly, 50% or more of the voting interest in the Corporation and (ii) any entity that owns, directly or indirectly, 50% or more of the voting interest in the Corporation.

          6.1.2. No Employment Contract. Nothing contained in the Program, in the Award Agreements or in any other documents related to the Program or to Awards shall: (i) confer upon any Eligible Employee or any Employee Participant any right to continue in the Company's employ; (ii) constitute any contract or agreement of employment; (iii) interfere in any way with the Company's right to reduce such person's compensation or to terminate the employment of such Eligible Employee or Employee Participant, with or without cause; or (iv) affect any other contractual right of any Eligible Employee or Employee Participant. Nothing contained in the Program (or in the Award Agreements or in any other documents related to the Program or to Awards) shall confer upon any Corporation director any right to continue as a Corporation director.

          6.1.3. Designation of Beneficiaries. Subject to the restrictions of Section 16 of the Exchange Act, a Participant may designate a Beneficiary or Beneficiaries to receive such Participant's Common Stock hereunder in the event of such participant's death, and may, at any time and from time to time, change any such beneficiary designation. All beneficiary designations and changes shall be in writing and shall be effective only if and when delivered to the Committee during the lifetime of the Participant.

          6.1.4. No Transferability. Awards may be exercised , subject to the restrictions of Section 16 of the Exchange Act, only by the Participant. Amounts payable or Shares issuable pursuant to an Award shall be paid only to or registered only in the name of the Participant or, in the event of the Participant's death, to the Participant's Beneficiary or, in the event of the Participant's Disability, to the Participant's Personal Representative or, if there is none, to the Participant. No right or benefit under the Program or any Award, including, without limitation, any unvested Option or share of Restricted Stock, shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, other than by will or the laws of descent and distribution. Any such attempted action shall be void and no such right or benefit shall be, in any manner, liable for or subject to, debts, contracts, liabilities, engagements or torts of any Eligible Employee, Participant or Beneficiary, in any case except as may otherwise be expressly required by applicable law. The Administrator shall disregard any attempt at transfer, assignment or other alienation prohibited by the Program and shall pay or deliver such cash or Shares in accordance with the Program provisions. Notwithstanding the foregoing, the Administrator may authorize exercise by or transfers or payments to a third party; provided, however, with respect to any option or similar right (including any Stock Appreciation Right) such discretion may only be exercised to the extent that applicable rules under Section 16 of the Exchange Act would so permit without disqualifying the Program or persons subject to Section 16 of the Exchange Act from certain benefits under the Program.

          6.1.5. Program Not Funded. Awards payable under the Program shall be paid in Shares or from the Corporation's general assets. No Participant, Beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including Shares) of the Corporation by reason of any Award granted.

                 There shall be no funding of any benefits that may become payable. Neither the provisions of the Program (or of any related documents), the creation or adoption of the Program nor any action taken pursuant to the Program shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any Participant, Beneficiary or other person. To the extent that a Participant, Beneficiary or other person acquires a right to receive a Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

6.2  Adjustment Upon Capitalization and Corporate Changes

           If the outstanding Shares are changed into or exchanged for cash or a different number or kind of Corporation Shares or securities, or if additional shares or new or different shares or securities are distributed in respect of the outstanding Shares, through a reorganization, merger or similar event in which the Corporation is the surviving entity or through a combination, consolidation, recapitalization, reclassification, stock split, stock dividend, reverse stock split, stock consolidation or other capital change or adjustment, an appropriate adjustment shall be made in the number and kind of shares or other consideration that is subject to or may be delivered under the Program and pursuant to outstanding Awards.
           A corresponding adjustment to the consideration payable with respect to Awards granted prior to any such change and to the price, if any, to be paid in connection with Restricted Stock Awards shall also be made as appropriate. Corresponding adjustments shall be made to Stock Appreciation Rights related to Options based upon the adjustments, if any, made to the related Options. In addition, the Board of Directors may grant additional rights in the foregoing circumstances as the Board of Directors deems to be in the best interest of any Employee Participant and the Company in order to preserve for the Participant the benefits of an Award.

6.3  Acceleration of Awards

     6.3.1 Upon the Happening of Events. Upon the occurrence of an Event of the type specified in Section 7.18 (i) and immediately before the occurrence of an Event of the type specified in Section 7.18 (ii):
           (i) each Option and Stock Appreciation Right under the Key Employee Plan shall become exercisable in full; (ii) Restricted Stock delivered under the Key Employee Plan shall immediately vest free of restrictions; and (iii) each other Award outstanding under the Key Employee Plan shall be fully vested or exercisable, unless, prior to the Section 7.18 (ii) Event or upon or within 10 days after the occurrence of a Section 7.18(i) Event, or within 10 days after receiving actual notice of the 7.18(i) Event, the Board of Directors determines that there shall be no such acceleration or vesting of an Award or otherwise determines those Awards that shall be accelerated or vested, and the extent to which they shall be accelerated or vested, or that an Award shall terminate, or unless in connection with such Event the Board of Directors then provides: (x) for the assumption of the Award; (y) for the substitution for the Award of a new award covering securities or obligations (or any combination thereof) of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to number and kind of shares and prices; or (z) for the payment of the fair value of the then outstanding Awards. In addition, the Board of Directors may grant such additional rights in the foregoing circumstances as the Board of Directors deems to be in the best interest of the Employee Participant and the Company in order to preserve for the Employee

           Participant the benefits of an Award.  For purposes of this Section
           6.3 only, the Board of Directors shall mean the Board of Directors as constituted immediately prior to the Event.

     6.3.2 In Other Circumstances. In addition, the Board of Directors may in its sole discretion accelerate the exercisability or vesting of any or all Awards outstanding under the Key Employee Plan in circumstances under which the Board of Directors determines such acceleration appropriate.

6.4  Termination, Suspension and Amendment

     6.4.1 In General. The Board of Directors may, at any time, suspend, amend, modify or terminate the Program (or any part thereof) and may, with an Employee Participant's consent (except where such consent is not required under the Program or the applicable Award), authorize modifications of the terms and conditions of such Participant's Award as it deems advisable; provided that, except as permitted under
           Section 6.2, no Program amendment or modification may be adopted without approval by a majority of the Shares represented (in person or by proxy) at a stockholders' meeting at which a quorum is present and entitled to vote, if such amendment or modification would in the judgment of the Board of Directors, require stockholder approval for compliance with regulatory requirements.

           No Awards under the Program may be granted or amended during any Program suspension or after its termination. The amendment, suspension or termination of the Program shall not, without the Participant's consent, alter or impair any rights or obligations pertaining to any Awards granted under the Program prior to such amendment, suspension or termination.

     6.4.2 No Limitation on Other Benefits.  Neither adoption of the
           Program nor the provisions hereof shall limit the Board of Directors' authority to adopt other plans or to authorize other payments of compensation and benefits under applicable law.

6.5  Privileges of Stock Ownership; Minimum Purchase; No Fractional Shares

           A Participant shall not be entitled to stock ownership privileges as to any Shares until certificates evidencing such Shares are actually issued in the Participant's name. No Award or installment thereof shall be exercisable except in respect of whole Shares, and fractional Share interests shall be disregarded. No fewer than 100 Shares may be purchased at one time unless the number purchased is the total number at the time available for purchase under the Option or other Award.

6.6  Tax Withholding and Tax Bonuses

           6.6.1 In General. The Company is entitled to require deduction from other compensation payable to each Participant of any sums required by federal, state or local tax law to be withheld with respect to an Award. In the alternative (i) the Company may require the Participant to advance such sums; or
                 (ii) if a Participant other than a Nonemployee Director Participant elects, the Company may withhold (or require the return of) Common Stock shares having a Fair Market Value equal to the sums required to be withheld. If the Employee

                 Participant elects to advance such sums directly, written notice of that election shall be delivered prior to such exercise and, whether pursuant to such election or pursuant to a requirement imposed by the Company, payment in cash or by check of such sums for taxes shall be delivered within 10 days after the exercise date. If the Employee Participant elects to have the Company withhold Shares (or be entitled to the return of Shares) having a Fair Market Value equal to the sums required to be withheld, the value of the Shares to be withheld (or returned) will be equal to the Fair Market Value on the date that the amount of tax to be withheld is to be determined (the "Tax Date"). Elections by eligible Participants to have Shares withheld (or subject to return) for this purpose will be subject to the following restrictions: (w) the election must be made prior to the Tax Date; (x) the election must be irrevocable; (y) the election will be subject to the Board of Directors' disapproval; and (z) if the Participant is an "officer" within the meaning of Section 16 of the Exchange Act, the election shall be subject to such additional restrictions as the Administrator may impose in an effort to secure the benefits of any regulations thereunder.

           6.6.2 Tax Payment a Condition of Award Payments. The Corporation shall not be obligated to issue shares and/or distribute cash to the Participant upon any Award exercise until such payment has been received or Shares have been withheld, unless withholding (or offset against a cash payment) as of or prior to such exercise date is sufficient to cover all such sums due or which may be due with respect to such exercise.

           6.6.3 Bonuses. In addition, the Administrator may grant to any Employee Participant a cash bonus in any amount required by federal, state or local tax law to be withheld with respect to an Award.

     6.7   Compliance with Laws

           The Program, the granting of Awards under the Program, the Award Agreements and the delivery of Options, Shares and other Awards (and/or the payment of money or Common Stock) pursuant thereto and the extension of any loans are subject to additional requirements the Administrator may impose: (i) to assure or facilitate compliance with all applicable federal and state laws, rules and regulations, the requirements of any stock exchange upon which such shares or shares of the same class are then listed, and any blue sky or other securities laws applicable to such shares; (ii) to secure the benefits of applicable regulatory requirements (including, without limitation, margin requirements, those rules promulgated under Section 16 of the Exchange Act and those rules that facilitate exemption from or compliance with the Act or the Exchange Act); or
           (iii) to obtain such approvals from any regulatory or governmental agency that may be necessary or advisable.


     6.8   Governing Laws

           The Program and all Awards granted under the Program and the documents evidencing Awards shall be governed by, and construed in accordance with, the laws of the State of Tennessee

     6.9   Effective Date of the Program

           The Program shall become effective on December 12, 1990, subject to approval of the Program (including Awards granted under Section 5.2.1) by the Corporation's stockholders at their next meeting or at any adjournment thereof within 12 months following the date of adoption of the Program by the Board of Directors. Any Award granted prior to Program approval by the stockholders shall be granted subject to such approval and may not be exercised or realized, nor may Common Stock be irrevocably transferred to any Participant, until and unless such approval has occurred and the provisions of Section 6.7 have been satisfied.

     6.10  Termination of the Program

           Unless previously terminated by the Board of Directors, the Program shall terminate at the close of business on December 11, 2000 and no Awards (other than rights granted under Sections 6.2 and 6.3) thereafter shall be granted under it, but such termination shall not affect any Award theretofore granted under the Program or the authority of the Administrator with respect to outstanding Awards.


VII. DEFINITIONS

     7.1   Act

           The Securities Act of 1933, as amended, and the rules and regulations thereunder.

     7.2   Administrator

           The Board of Directors or, if and to the extent the Board of Directors delegates any of its authority in accordance with Article II hereof, the Committee.

     7.3   Award

           An Option (which may be designated as a Nonqualified Stock Option or Incentive Stock Option), a Stock Appreciation Right, a Restricted Stock Award, a Performance Award, or a Stock Payment, in each case granted under the Program.

     7.4   Award Agreement

           A written agreement setting forth the Award terms.

     7.5   Award Date

           The date upon which the Administrator grants an Award or such later date as is prescribed by the Administrator.

     7.6   Award Period

           The period beginning on an Award Date and ending on the expiration date of such Award.

     7.7   Beneficiary

           The person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive the benefits specified under the Program in the event of a Participant's death.


     7.8   Board of Directors

           The Corporation's Board of Directors.

     7.9   Code

           The Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.

     7.10  Committee

           The Compensation Committee of the Board of Directors or any other committee of the Board of Directors, which shall consist of no fewer than three Disinterested members, to which the Board of Directors delegates all or any of its authority in accordance with Article II hereof.

     7.11  Common Stock

           The Common Stock of the Corporation.

     7.12  Company

           Collectively, the Corporation and its Subsidiaries.

     7.13  Corporation

           Plasti-Line, Inc. and its successors.

     7.14  Disability

           Any Participant's inability, as determined by the Administrator, in its complete and sole discretion, to perform his or her substantial and material job duties due to injury or sickness or such other condition as the Administrator may include for purposes of the Program.

     7.15  Disinterested

           Ineligible to participate in the Key Employee Plan, and any additional qualification necessary to satisfy applicable regulator requirements, including those promulgated under Section 16 of the Exchange Act to realize benefits available under Rule 16b-3 or any successor provisions.

     7.16  Eligible Employee

           An officer or key full time or part time employee of the Company or an Other Eligible Person.

     7.17  Employee Participant

           An Eligible Employee who has been granted an Award under the Key Employee Plan.

     7.18  Event

           Any of the following:


           (i) Any person or entity (or group of affiliated person or entities) acquires in one or more transactions, after the Program effective date, ownership of more than 50 percent of the outstanding shares of stock of the Corporation entitled to vote in the election of the directors of the Corporation; or

           (ii) The dissolution or liquidation of the Corporation or a reorganization, merger or consolidation of the Corporation with one or more entities, as a result of which the Corporation is not the surviving entity, or a sale of all or substantially all the assets of the Corporation as an entirety to another entity.

           For the purposes of this provision, ownership does not include ownership:

           (i) by a person owning shares merely of record (such as a securities exchange member, a nominee or a securities depository system);

           (ii) by a person as a bona fide pledgee of shares prior to a default and determination to exercise powers as a share owner;

           (iii) by a person who is not required to file statements on Schedule 13D by virtues of Rule 13d-1 (b) of the Securities and Exchange Commission under the Exchange Act; or

           (iv) by a person who owns or holds shares as an underwriter acquired in connection with an underwritten offering pending, and for purposes of, their resale of such shares.

     7.19  Exchange Act

           The Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

     7.20  Fair Market Value

           The closing bid price of the Common Stock on the National Association of Securities Dealers Automated Quotations System ("NASDAQ") on which the Common Stock is listed as reported on the composite tape and published in the Eastern Edition of The Wall

           Street Journal, or, if there is no trading of the Common Stock on the relevant date, then the closing bid price of the Common Stock, as so reported and published, on the next preceding date on which there was trading of the Common Stock; provided, however, that the Administrator may by resolution designate from time to time such other exchange, market or source of data as it deems appropriate for determining fair market value for Program purposes.

     7.21  Incentive Stock Option

           An incentive stock option within the meaning of Section 422A of the Code.

     7.22  Nonemployee Director

           A member of the Corporation's Board of Directors who is not a Company officer or employee.

     7.23  Nonemployee Director Participant

           A Nonemployee Director who has been granted an Award under the Director Plan.

     7.24  Nonqualified Stock Option

           A stock option that does not qualify as an Incentive Stock Option.

     7.25  Normal Board Retirement

           Retirement from active service as a Board of Directors member.

     7.26  Option

           Either a Nonqualified Stock Option or an Incentive Stock Option.

     7.27  Other Eligible Person

           Any person (including but not limited to consultants and advisors), who performs substantial services for the Company who is selected to participate in the Program by the Board of Directors; provided, that in no event shall a Nonemployee Director be selected as an Other Eligible Person.

     7.28  Par Value

           The par value per share of the Common Stock, initially $.001.

     7.29  Participant

           Either an Employee Participant or a Nonemployee Director Participant.

     7.30  Performance Award

           A cash bonus, stock bonus or other performance or incentive award that is paid in cash, stock or a combination of both.

     7.31  Personal Representative

           The person or persons who, upon the Disability or incompetence of a Participant, have acquired on behalf of the Participant by legal proceeding or otherwise the right with applicable law to receive the benefits specified in the Program.

     7.32  Program

           The Plasti-Line, Inc. 1991 Stock Incentive Plan, as it may be amended from time to time.

     7.33  Restricted Stock

           Those Shares issued pursuant to a Restricted Stock Award that are not free of the restrictions set forth in the related Award Agreements.

     7.34  Restricted Stock Award

           An Award of a fixed number of Shares subject to payment of such consideration, if any, and such forfeiture provisions, as are sent forth in the Award Agreement.

     7.35  Stock Appreciation Right

           A right to receive a number of Shares or a cash amount, or a combination of Shares and cash, based upon the Fair Market Value, book value or other measure determined by the Administrator of the Common Stock value as provided in Section 4.4.

     7.36  Stock Payment

           A payment in the form of Shares, or an option or other right to purchase Shares, as part of a deferred compensation arrangement, made in lieu of all or any portion of the compensation, including, without limitation, salary, bonuses and commissions, that would otherwise become payable in cash to an Eligible Employee.

     7.37  Subsidiary

           Any corporation or other entity, a majority or more of the outstanding voting stock or voting power of which is beneficially owned directly or indirectly by the Corporation.

     7.38  Tax Date

           The date on which taxes of any kind are required by law to be withheld with respect to Shares subject to an Option or Award.

VIII.ADDITIONAL LIMITATIONS

     8.1   Limitations Applicable to Section 16 Person


           Notwithstanding any other provision of the Program, any Award granted to an Eligible Employee who is then subject to Section 16 of the Exchange Act is subject to the following additional limitations:

           (1) The Award may provide for the issuance of Shares as a stock bonus for no consideration other than services rendered or to be rendered; and

           (2) If an Award under which Shares are or in the future may be issued for any other type of consideration, the amount of such consideration either: (i) shall be equal to the minimum amount (such as the par value of such shares) required to be received by the Corporation to comply with applicable state law; or (ii) shall be equal to or greater than 50% of the Fair Market Value on the Award Date; provided, however, that in the case of Restricted Stock Awards that the purchase price shall equal the minimum amount described in clause (i) above (but not more than 10 percent of the market value of the stock subject to the Award on the Award Date) and any right to purchase such Restricted Stock must be exercised within 60 days of the Award Date.

     8.2   Release of Restrictions

           The foregoing limitations in this Article VIII on Awards granted to such Eligible Employees shall be suspended if, to the extent and for so long as the


           Securities and Exchange Commission by regulation or official staff interpretation or a no-action letter issued to the Company establishes, or securities counsel selected by the Board of Directors opines, that such limitation is not necessary: (i) to secure the benefits otherwise available with respect to a "plan" under Rules promulgated under Section 16 of the Exchange Act; or
           (ii) in the case of an Award of Restricted Stock, to a determination that acquisition of restricted stock is not a purchase at the time of acquisition or grant.

     8.3   Key Employee Plan Designation

           Notwithstanding the embodiment in a single document for convenience of reference and to standardize certain provisions applicable to all types of Awards authorized, the Key Employee Plan and the Director Plan may constitute separate plans and the different classes of Awards of Eligible Persons under the Key Employee Plan may be deemed to be separate "plans" for purposes of Rule 16B-3 under Section 16 of the Exchange Act and any applicable state securities laws. For example, the Key Employee Plan as it applies to consultants, advisors and other nonemployees may be deemed to be a separate plan if necessary to establish an exemption for either such separate plan or the Key Employee Plan as it relates to employees.

                                                                      APPENDIX B


                               PLASTI-LINE, INC.
                 P.O. BOX 59043 KNOXVILLE, TENNESSEE 37950-9043

                                     PROXY

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints James R. Martin and Mark J. Deuschle, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of common stock of Plasti-Line, Inc. (the "Company") held of record by the undersigned on March 10, 1997, at the Annual Meeting of Stockholders to be held on April 8, 1997 or any adjournment thereof. The undersigned hereby revokes all proxies heretofore given.

1.  ELECTION OF DIRECTORS:               [ ] FOR all nominees listed below        [ ] WITHHOLD AUTHORITY
                                           (except as indicated to the contrary
                                             below

 H. L. Clark, Jr., J. G. Hanes, III, J. A. Haslam, III, D. F. Johnstone,
            J. R. Martin, J. H. Rymer, J. F. Smith, Jr., H. M. Watson, Jr.

    To withhold authority for any individual nominee, write that nominee's name on the following line. __________________________.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO VOTE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE LISTED NOMINEES FOR DIRECTOR.

2.  ADOPTION AND APPROVAL OF THE 1991 PROGRAM AMENDMENT.

  [ ] FOR            [ ] AGAINST            [ ] ABSTAIN

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO VOTE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ADOPTION AND APPROVAL OF THE 1991 PROGRAM AMENDMENT.

3. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting.

                               PLASTI-LINE, INC.
                        Please sign and return promptly
                                                  Dated:__________________, 1997

                                                  ______________________________

                                                  ______________________________
                                                    Signature(s) of Stockholder

                                                  Please date and sign exactly
                                                  as your name appears hereon.
                                                  When signing as executor,
                                                  administrator, trustee,
                                                  guardian, attorney, etc., full
                                                  title should be shown. If a
                                                  corporation, please sign in
                                                  full corporate name by an
                                                  authorized officer. If a
                                                  partnership, please sign in
                                                  partnership name by an
                                                  authorized person. If shares
                                                  are registered in more than
                                                  one name, all registered
                                                  owners should sign.

    THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED AT THE MEETING